UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 27, 2019

CRISPR THERAPEUTICS AG

(Exact name of Registrant as Specified in Its Charter)

Switzerland	001-37923	Not Applicable
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Baarerstrasse 14 6300 Zug, Switzerland	Not Applicable
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: +41 (0)41 561 32 77

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, CHF 0.03 par value	CRSP	NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.02	Termination of a Material Definitive Agreement.

The information reported under Item 5.02 of this Current Report on Form 8-K relating to the Termination Agreement (as defined below) is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On December 27, 2019, CRISPR Therapeutics AG (the “Company”) and Rodger Novak, M.D. entered into a Termination Agreement, effective as of January 1, 2020 (such date, the “Transition Date”, and such agreement, the “Termination Agreement”), terminating that certain Employment Agreement, dated December 1, 2017, by and between Dr. Novak and the Company (the “Employment Agreement”). In connection therewith, the Company entered into a Mandate Agreement with Oriolus Consulting LLC, an affiliate of, and on behalf of, Dr. Novak, effective as of the Transition Date. Pursuant to the Mandate Agreement, Dr. Novak will provide services as the Company’s President and Chairman of the Board of Directors (such agreement, the “Mandate Agreement”, and together with the Termination Agreement, the “Service Agreements”). Dr. Novak, who has served as the Company’s President and Chairman since 2017, will continue to serve in such capacities, provided that, pursuant to the Service Agreements, Dr. Novak will no longer be in an employment relationship with the Company as of the Transition Date.

Pursuant to the terms of the Mandate Agreement, Dr. Novak is entitled to receive his current annual base salary until the Transition Date. Effective as of the Transition Date, Dr. Novak will be entitled to receive annual compensation in an amount equivalent to $190,000, payable in Swiss francs. Dr. Novak will not be eligible to receive compensation pursuant to the Company’s Non-Employee Director Compensation Policy.

The outstanding unvested equity awards granted by the Company to, and held by, Dr. Novak as of the Transition Date, will continue to vest in accordance with the Employment Agreement for so long as Dr. Novak provides services as the President of the Company or in such other officer position as is approved by the Company’s Board of Directors.

The Mandate Agreement will continue until (i) it is terminated by either party with respect to the President function or (ii) with respect to both the Chairman and the President function, on the calendar day on which the Dr. Novak is no longer a member of the Company’s Board of Directors.

In order to protect the Company’s proprietary information and good will, during the term of the Mandate Agreement and for a period of twelve (12) months following the date of termination (the “Restricted Period”), Dr. Novak may not directly or indirectly engage, participate or invest in any Competing Business (as defined in the Mandate Agreement). In addition, during the Restricted Period, Dr. Novak may not, directly or indirectly, in any manner, other than for the benefit of the Company (i) divert or take away customers of the Company or any of its suppliers; and/or (ii) solicit, entice, attempt to persuade any other employee or consultant of the Company to leave the Company for any reason (other than the termination of subordinate employees undertaken in the course of the employment with the Company).

The foregoing summaries of the Mandate Agreement and Termination Agreement are qualified in their entirety by reference to the complete text of each agreement, a copy of which is filed as Exhibit 10.1 and Exhibit 10.2, respectively, to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits:

Exhibit No.	Description

10.1	Mandate Agreement, dated December 27, 2019, by and between CRISPR Therapeutics AG and Oriolus Consulting LLC.

10.2	Termination Agreement, dated December 27, 2019, by and between CRISPR Therapeutics AG and Rodger Novak.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRISPR THERAPEUTICS AG

Date: December 27, 2019	By:	/s/ Samarth Kulkarni, Ph.D.
Samarth Kulkarni, Ph.D.